Exhibit 99.1

Norwegian Cruise Line Holdings Ltd. and NCL Corporation Ltd. Announce Additional Exchangeable Notes Refinancing Transaction

MIAMI, Apr. 3, 2025 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (the “Company”) and NCL Corporation Ltd., a subsidiary of the Company (“NCLC”), announce that, in addition to the previously disclosed exchange entered into on April 1, 2025 (the “First Exchange”), NCLC has entered into individually negotiated note exchange agreements with certain existing holders (the “Holders”) of NCLC’s 5.375% Exchangeable Senior Notes due 2025 (the “2025 Notes”), pursuant to which NCLC and the Holders have agreed to exchange (the “Second Exchange” and together with the First Exchange, the “Exchange”) $68,451,000 in aggregate principal amount of the Holders’ 2025 Notes for (i) $68,451,000 in aggregate principal amount of NCLC’s newly issued 0.875% Exchangeable Senior Notes due 2030 (the “2030 Notes”) and (ii) an aggregate cash payment (the “Cash Payment”) of $12,380,732, plus accrued and unpaid interest on the 2025 Notes to be exchanged to, but excluding, the closing date of the Second Exchange. The Cash Payment will be equal to the proceeds from the concurrent Second Equity Offering, as described below, and represents the remainder of NCLC’s exchange obligation in excess of the aggregate principal amount of the 2025 Notes to be exchanged.

Concurrently, in addition to the previously disclosed registered direct offering made on April 1, 2025 (the “First Equity Offering”), the Company announces a registered direct offering of 649,565 ordinary shares to the Holders at a price of $19.06 per share (the “Second Equity Offering” and together with the First Equity Offering and the Exchange, the “Transactions”). The Company expects to use the proceeds from the Second Equity Offering to make the Cash Payment.

The closing of the Transactions is expected to occur on or about April 7, 2025, subject to customary closing conditions. Following the Exchange, approximately $96,114,000 in aggregate principal amount of the 2025 Notes will remain outstanding. The Transactions will be neutral to the Company’s leverage and, as of closing of the Transactions, are expected to reduce the Company’s shares outstanding on a fully diluted basis by approximately 15.5 million shares.

Barclays Capital Inc. is acting as the exclusive placement agent for the Second Equity Offering. The Second Equity Offering is being made under an automatic shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) on November 8, 2023. The Second Equity Offering may be made only by means of a prospectus supplement and the accompanying prospectus, which will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

The 2030 Notes are being issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2030 Notes, the guarantee of the Company and the ordinary shares issuable upon the exchange of the 2030 Notes, if any, will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company that operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a combined fleet of 33 ships and approximately 70,050 berths, NCLH offers itineraries to approximately 700 destinations worldwide. NCLH expects to add 12 additional ships across its three brands through 2036, which will add approximately 37,500 berths to its fleet.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the Transactions, may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. For a discussion of these risks, uncertainties and other factors, please refer to the factors set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the SEC. These factors are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com

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